                                                                   EXHIBIT 10.22

                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                            SATELLINK PAGING, LLC,

                                      AND

                            9077 BROADCASTING, INC.


                                      AND

                              R. DANIEL HYDE, JR.

                            DATED AS OF MAY 1, 1998

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of May 1, 1998, by and among SATELLINK PAGING, LLC ("SATELLINK"), A GEORGIA LIMITED LIABILITY COMPANY, AND 9077 BROADCAST, INC. ("NEWCO"), A LOUISIANA CORPORATION; AND THE SOLE SHAREHOLDER OF NEWCO, R. DANIEL HYDE, JR. ("SHAREHOLDER").

                                   PREAMBLE
                                   --------

     Shareholder is the record and beneficial owner of all of the issued and outstanding shares of Newco Common Stock (the "SHARES"). Shareholder desires to sell all of the Shares to Satellink, and Satellink desires to purchase the Shares from Shareholder, upon the terms and subject to the conditions set forth in this Agreement. The transactions described in this Agreement are subject to the approval of the Federal Communications Commission (the "FCC") and the satisfaction of certain other conditions described in this Agreement.

     Certain terms used in this Agreement are defined in Section 8.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE
                               -----------------

     1.1  PURCHASE AND SALE. Upon the terms and subject to the conditions
          -----------------
of this Agreement, Shareholder shall sell to Satellink, and Satellink shall purchase from such Shareholder, all of the Shares (the "STOCK PURCHASE"). The purchase price for the Shares purchased hereunder (the "PURCHASE PRICE") shall be $170,069.13.

     1.2  TIME AND PLACE OF CLOSING.
          -------------------------

          (a) The closing of the transactions contemplated hereby (the "CLOSING") will take place at 9:00 A.M. on the fifth (5th) business day following receipt of the consent and approval of the FCC to the transfer of control of the FCC Licenses to Satellink, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the offices of Alston & Bird LLP, 1201 W. Peachtree Street, Atlanta, Georgia 30309-3424.

     1.3  PAYMENT OF PURCHASE PRICE.  At the Closing, Shareholder shall
          -------------------------
deliver to Satellink the certificate or certificates representing the Shares sold by Shareholder hereunder, which certificate or certificates shall be duly endorsed by Shareholder for transfer to Satellink or accompanied by a duly executed assignment separate from such certificate(s). At the Closing, Satellink shall pay the Purchase Price to Shareholder, by certified check or by wire transfer to an account specified by shareholder, against delivery by shareholder to Satellink of the certificate or certificates representing the Shares, which certificate or certificates shall be duly endorsed by Shareholder for transfer to Satellink.

                                   ARTICLE 2
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
               -------------------------------------------------

     Shareholder hereby represents and warrants to Satellink as follows:

     2.1  ORGANIZATION, STANDING, AND POWER.  Newco is a corporation duly
          ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Louisiana, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Newco operates and conducts its business exclusively in the States of Louisiana and Texas (but only through the ownership or lease of tower space and the transmission of paging messages) and has applied to qualify to transact business as a foreign corporation in good standing in the State of Texas. The minute book and other organizational documents for Newco have been made available to Satellink for its review and are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board and shareholders thereof.

     2.2  AUTHORITY OF NEWCO; NO BREACH BY AGREEMENT.
          ------------------------------------------

          (a) Newco has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Newco. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Newco, enforceable against Newco in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement by Newco, nor the consummation by Newco of the transactions contemplated hereby, nor compliance by Newco with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Newco's articles of incorporation or bylaws or any resolution adopted by the Board of Newco, or (ii) except as disclosed on SCHEDULE 2.2, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Newco under any Contract or Permit of Newco or, (iii) constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to Newco or any of its material Assets (including any Satellink Entity or Newco becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Satellink Entity or Newco being reassessed or revalued by any Taxing authority).

          (c) Other than Consents required from the FCC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Newco of the Stock Purchase and the other transactions contemplated in this Agreement.

     2.3  AUTHORITY OF SHAREHOLDER; NO BREACH BY AGREEMENT.
          ------------------------------------------------

          (a) Shareholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and Shareholder's Closing Documents and to perform its obligations under this Agreement and Shareholder's Closing Documents. This Agreement represents a legal, valid, and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. Upon the execution and delivery by Shareholder of Shareholder's Closing Documents, Shareholder's Closing Documents will constitute the legal, valid, and binding obligations of Shareholder, enforceable against Shareholder in accordance with their respective terms.

          (b) Neither the execution and delivery of this Agreement by Shareholder, nor the consummation by Shareholder of the transactions contemplated hereby, nor compliance by Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Newco's's articles of incorporation or bylaws, or (ii) except as disclosed on
SCHEDULE 2.3, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Newco under, any Contract or Permit of Newco, or, (iii) violate any Law or Order applicable to Shareholder or to Newco or any of its material Assets.

          (c) Other than Consents required from the FCC no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Shareholder of the transactions contemplated in this Agreement.

     2.4  CAPITAL STOCK.
          -------------

          (a) The authorized capital stock of Newco consists of 10,000 shares of Newco Common Stock, of which 100 shares are issued and outstanding as of the date of this Agreement and will be issued and outstanding on the Closing Date. All of the issued and outstanding shares of capital stock of Newco are duly and validly issued and outstanding and are fully paid and nonassessable under the LBCL. None of the outstanding shares of capital stock of Newco has been issued in violation of any preemptive rights of the current or past shareholders of Newco.

          (b) Except for the Shares, there are no shares of capital stock or other equity securities of Newco outstanding and no outstanding Equity Rights relating to the capital stock of Newco. Shareholder is the owner of all right, title and interest (legal and beneficial) in and to all of the Shares, free and clear of all Liens, and the Shares represent all of the issued and outstanding shares of Newco capital stock. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from Shareholder of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of Newco.

     2.5  NEWCO'S'S SUBSIDIARIES. Newco does not, directly or indirectly, own
          ----------------------
any stock of, or other interest in, any Person.

     2.6  FINANCIAL STATEMENTS.  Attached hereto as SCHEDULE 2.6 is the
          --------------------
unaudited balance sheet of Newco as of the date hereof (the "FINANCIAL
                                                             ---------
STATEMENT").  The Financial Statement presents fairly the financial position of
---------
Newco as of the date hereof; and is in accordance with the books and records of Newco, which have been properly maintained and, to the Knowledge of Newco, are complete and correct in all material respects.

     2.7  ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth on
          ----------------------------------
SCHEDULE 2.7, Newco does not have any Liabilities of the type required by GAAP to be reflected in the Financial Statement which are not reflected therein or in the notes thereto. Since its incorporation, Newco has not incurred or paid any Liability, except for such Liabilities incurred or paid: (i) in the ordinary course of business consistent with past business practice; or (ii) in connection with the transactions contemplated by this Agreement. Newco is not directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability or any Person.

     2.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth on
          ------------------------------------
SCHEDULE 2.8, since its incorporation: (i) Newco has engaged only in the business of owning certain assets to be used to broadcast paging messages pursuant to the Reseller Agreement, (ii) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; and (iii) Newco has not intentionally or grossly negligently taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Newco provided in Article 4.

     2.9  TAX MATTERS.  Except as set forth on SCHEDULE 2.9:
          -----------

          (a) Newco has timely filed with the appropriate Governmental Authorities all required Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. Newco is not currently the beneficiary of any extension of time within which to file any Tax Returns. All Taxes (whether or not shown on any Tax Return) for all periods ending on or before the Closing Date, have been fully paid or appropriate deposits or adequate accruals have been made therefor.

          (b) Newco has not been delinquent in the payment of any Tax, assessment, deposit or other charge by any Governmental Authority and no Liability is pending or has been assessed, asserted, or threatened against Newco or any of its assets in connection with any Tax. Newco has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are no pending Tax examinations of or Tax claims asserted against Newco or any of its assets, including without limitation, any claim by any Governmental Authority in any jurisdiction where Newco did not file Tax Returns that Newco is or may be subject to or liable for Taxes imposed by that Governmental Authority or jurisdiction. There are no Liens for any Taxes on any of Newco assets.

     2.10  ASSETS.
           ------

           (a) The only Assets of Newco are listed on SCHEDULE 2.10 hereto. Newco has good and marketable title, free and clear of all Liens, to all of its Assets. All tangible properties used in the businesses of Newco are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Newco's past practices.

           (b) Newco has no inventory and has no receivables due it other than amounts payable by Satellink to Newco under the Reseller Agreement.

           (c) All Assets of Newco which are held under leases or subleases by Newco, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect.

     2.11  INTELLECTUAL PROPERTY. Newco does not own or use in the conduct of
           ---------------------
its business any Intellectual Property.


     2.12  COMPLIANCE WITH LAWS.  Newco has in effect or will timely obtain all
           --------------------
Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Newco:

           (a) is not in Default under any of the provisions of its articles of incorporation or bylaws (or other governing instruments);

           (b) is not in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

           (c) has not since its incorporation, received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Newco is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits or FCC Licenses, or (iii) requiring Newco to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Satellink.

     2.13  LABOR RELATIONS.  Newco is not the subject of any Litigation
           ---------------
asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Newco to bargain with any labor organization as to wages or conditions of employment, nor is Newco party to any collective bargaining agreement, nor is there any strike or other labor dispute involving Newco, pending or threatened, or to the Knowledge of Newco, is there any activity involving Newco employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     2.14  EMPLOYEE BENEFIT PLANS.
           ----------------------

           (a) Newco has not at any time had, and does not currently have, any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, written employee programs, arrangements, or agreements, medical, vision, dental, or other health plans, life insurance plans, and other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "NEWCO BENEFIT PLANS").

           (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of Newco from Newco under any Newco Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Newco Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     2.15  MATERIAL CONTRACTS.  Except as disclosed on SCHEDULE 2.15, Newco is
           ------------------
not a party to any Contract.

     2.16  LEGAL PROCEEDINGS.  There is no Litigation instituted or pending, or,
           -----------------
to the Knowledge of Shareholder, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Newco, or against any director, employee or employee benefit plan of Newco, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Newco.

     2.17  REPORTS.  Since its incorporation, Newco has timely filed all
           -------
reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     2.18  STATEMENTS TRUE AND CORRECT.  No statement, certificate, instrument,
           ---------------------------
or other writing furnished or to be furnished by Newco or any Affiliate thereof to Satellink or any Affiliate of Satellink pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that Newco or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     2.19  REGULATORY MATTERS.  Neither Newco nor Shareholder or any Affiliate
           ------------------
thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     2.20  CHARTER PROVISIONS.  Newco and Shareholder have taken all action so
           ------------------
that the entering into of this Agreement and the consummation of the Stock Purchase and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws or other governing instruments of Newco or restrict or impair the ability of any Satellink Entity to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Newco that may be directly or indirectly acquired or controlled by them.

     2.21  CONSENTS AND APPROVALS.  Except as set forth on SCHEDULE 2.22, the
           ----------------------
execution, delivery and performance of this Agreement by Newco and the consummation of the transactions contemplated hereby do not require any consent, approvals or authorization of, or registration or filing with, any Person or Governmental Authority.

     2.22  BROKERAGE.  Neither Newco nor Shareholder has made any agreement or
           ---------
taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereby.


                                  ARTICLE 33
                  REPRESENTATIONS AND WARRANTIES OF SATELLINK
                  -------------------------------------------

     Satellink hereby represents and warrants to Newco and Shareholder as follows:

     3.1   ORGANIZATION, STANDING, AND POWER.  Satellink is a limited
           ---------------------------------
liability company duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Satellink is duly qualified or licensed to transact business as a foreign limited liability company in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     3.2   AUTHORITY; NO BREACH BY AGREEMENT.
           ---------------------------------

           (a) Satellink has the power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary action in respect thereof on the part of Satellink. This Agreement represents a legal, valid, and binding obligation of Satellink, enforceable against Satellink in accordance with its terms.

           (b) Neither the execution and delivery of this Agreement by Satellink, nor the consummation by Satellink of the transactions contemplated hereby, nor compliance by Satellink with any of the provisions hereof, will: (i) conflict with or result in a breach of any provision of Satellink's Operating Agreement; or (ii) constitute or result in a Default under, or require any Consent pursuant to any Contract or Permit of any Satellink Entity; or (iii) constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Satellink Entity or any of their respective material Assets (including any Satellink Entity or Newco becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Satellink Entity or Newco being reassessed or revalued by any Taxing authority).

           (c) Other than the FCC no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Satellink of the Stock Purchase and the other transactions contemplated in this Agreement.

     3.3   BROKERAGE.  Except with regard to The Breckenridge Group, whose
           ---------
fees and expenses are the sole responsibility of Satellink, Satellink has not made any agreement or taken any other action which might cause any person or entity to become entitled to a broker's fee or a commission as a result of the transactions contemplated hereby.

                                   ARTICLE 4
                  CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS
                  -------------------------------------------

     4.1   OPERATION OF BUSINESS PENDING CLOSING.
           -------------------------------------

     Prior to the Closing Date, except as set forth in subsection (b) below and except as necessary to effect the transactions contemplated by this Agreement, or except with the prior consent of Satellink, Newco shall conduct its business in the usual and ordinary course and only as necessary to perform its obligations under the Management Agreement and the Reseller

Agreement, and without limiting the generality of the foregoing clause, Newco shall not do any of the following:

           (i) amend its articles of incorporation or bylaws, or merge, consolidate, liquidate or dissolve;

           (ii) issue any capital stock, any securities convertible or exchangeable into capital stock, or any options, warrants or rights with respect to capital stock, or split, subdivide or reclassify its capital stock;

           (iii) declare or pay any dividend or make any other distribution on its capital stock;

           (iv) increase the compensation or benefits of officers or employees of Newco or pay any bonuses except for normal and customary increases made or bonuses paid or accrued in accordance with past practices;

           (v) create or incur any Lien on any of its properties; or, except for the issuance of insurance contracts or policies and the settlement of insurance claims in the ordinary course of business, incur or assume any guaranty or other liability to discharge an obligation of another, or incur or assume any obligations for money borrowed, or cancel or discount any material debt owed to it;

           (vi)   enter into or terminate any Contract;

           (vii)  make any expenditure for fixed assets;

           (viii) do or fail to do anything that will cause a breach of, or default under, any Contract; or

           (ix) make any change (whether or not material) in its accounting procedures, methods, policies or practices or the manner in which Newco maintains its records.

     4.2   ACCESS TO INFORMATION.  Subject to the provisions of Section 8.18,
           ---------------------
Newco and Shareholder shall give to Satellink and its authorized representatives, during normal business hours, reasonable access to all of Newco contracts, books and records, and Newco shall furnish to Satellink and its authorized representatives such additional financial, legal and other information with respect to Newco that Satellink may reasonably request.

     4.3   SCHEDULES.  At any time and from time to time between the date hereof
           ---------
and the date that is two business days prior to the Closing Date, Newco shall have the right and the continuing obligation to supplement any of the Schedules contained in Article 2 hereof, respectively, with respect to any matter arising or coming to the Knowledge of Newco after the date hereof that, if existing, occurring or known at such date, would have been required to be set forth or described in such Schedules.

     4.4   BEST EFFORTS.  Each of the Parties agrees to use its best efforts to
           ------------
take, or to cause to be taken, all reasonable actions and to do, or to cause to be done, all reasonable things necessary, proper or advisable under applicable Laws to perform their respective agreements, undertakings and obligations hereunder and to consummate the transactions contemplated by this Agreement. None of the Parties will intentionally take or intentionally permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of the representations contained herein to be or become untrue.

     4.5   EXCLUSIVE DEALINGS.  Unless and until this Agreement is terminated
           ------------------
prior to Closing pursuant to Article 6, neither Newco nor any of its Affiliates, officers, directors, agents, advisers or Shareholder shall (i) directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other corporation, firm or individual for the sale of any of the Shares or of all or substantially all of the assets of Newco, whether through the direct purchase, merger, consolidation or other business combination (each an "ACQUISITION PROPOSAL"); or
                                                      --------------------
(ii) knowingly enter into any agreement or understanding, whether oral or written, that would prevent the consummation of the transaction proposed hereby.

     4.6   EXPENSES.  If Closing does not occur as set forth in this Agreement,
           --------
the expenses of the parties hereto shall be paid as provided in Section 6.03.

     4.7   ASSIGNMENT OF FCC LICENSES.  Promptly upon execution of this
           --------------------------
Agreement, Newco agrees to execute all applications and any amendments thereto or additional applications, that may be necessary to obtain the FCC's Consent to the assignment of the FCC Licenses to Satellink. Satellink agrees to prepare all such applications and any amendments thereto and to cooperate with Newco in discharging this responsibility. The fees of special counsel retained by any Party in connection with application for and obtaining such FCC Consent, and the reasonable expenses associated therewith, shall be paid for by Satellink.


                                   ARTICLE 5
                             CONDITIONS TO CLOSING
                             ---------------------

     5.1   CONDITIONS TO OBLIGATIONS OF SATELLINK.  The obligations of Satellink
           --------------------------------------
to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Satellink at Satellink's option):

           (a)  Bringdown of Representations and Warranties. The representations
                -------------------------------------------
and warranties of each of Newco and Shareholder contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Satellink shall have received certificates to such effect signed by Shareholder and an authorized officer of Newco.

          (b)  Performance and Compliance.  Newco and Shareholder shall have
               --------------------------
performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them, respectively, on or before the Closing, and Satellink shall have received a certificate to such effect signed by Shareholder and an authorized officer of Newco.

          (c)  Opinion of Counsel.  Satellink shall have received from Greer &
               ------------------
Frazier, counsel for Newco, an opinion dated the Closing Date substantially in the form of EXHIBIT A.
            ---------

          (d)  Satisfactory Instruments.  All instruments and documents required
               ------------------------
on Newco's's' and Shareholder's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Satellink and shall be in form and substance reasonably satisfactory to Satellink and its counsel.

          (e)  Litigation.  No order of any court or administrative agency shall
               ----------
be in effect which enjoins or prohibits the transactions contemplated hereby or which would limit or materially adversely affect Satellink's ownership or control of Newco or the business of Newco, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Authority: (i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions; or (ii) which might have a Material Adverse Effect on the future conduct of the business of Newco.

          (f)  No Material Adverse Effect.  There shall not have occurred any
               --------------------------
Material Adverse Effect with respect to Newco, or any condition or event which is reasonably likely to result in a Material Adverse Effect.

          (g)  Incumbency Certificate.  Newco shall have delivered to Satellink
               ----------------------
an incumbency certificate dated the Closing Date certifying the incumbency of all officers of Newco who have executed this Agreement or any of the other agreements, documents or instruments required to be delivered hereunder. This certificate shall contain specimens of the signatures of each of such officers and shall be executed by an officer of Newco other than an officer whose incumbency or authority is certified.

          (h)  Certificate of Good Standing.  Newco shall have delivered to
               ----------------------------
Satellink, with respect to Newco, a certificate of the Secretary of State of Louisiana, dated not more than 10 days before the Closing Date, stating that Newco is a corporation in good standing under the laws of such state and has paid all applicable Taxes due to such state.

          (i)  Certified Copies of Resolutions.  Newco shall have delivered to
               -------------------------------
Satellink copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Newco, of resolutions adopted by the Board of Newco, approving this Agreement and the consummation of the transactions contemplated hereby.

          (j)  Delivery of Original Records.  Newco shall have delivered to
               ----------------------------
Satellink the original corporate minute books for Newco, along with the certificates representing the issued and outstanding shares of capital stock of Newco.

          (k)  Assignment of FCC Licenses.  The FCC shall have approved the
               ---------------------------
assignment of all FCC Licenses to Satellink.

          (l)  Shareholder Releases.  Satellink shall have received from
               --------------------
Shareholder a Shareholder's release duly executed by Shareholder.

     5.2  CONDITIONS TO OBLIGATIONS OF NEWCO AND SHAREHOLDER.  The obligations
          --------------------------------------------------
of Newco and Shareholder to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Newco or Shareholder at Newco's's or Shareholder's option):

          (a)  Bringdown of Representations and Warranties.  The representations
               -------------------------------------------
and warranties of Satellink contained in this Agreement shall be true and correct on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Newco shall have received a certificate to such effect signed by authorized officers of Satellink.

          (b)  Performance and Compliance.  Satellink shall have performed all
               --------------------------
of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing, and Newco shall have received a certificate to such effect signed by authorized officers of Satellink.

          (c)  Opinion of Counsel.  Newco shall have received from Alston & Bird
               ------------------
llp, counsel for Satellink, an opinion dated the Closing Date substantially in the form of EXHIBIT A.
            ---------

          (d)  Satisfactory Instruments.  All instruments and documents required
               ------------------------
on Satellink's part to effectuate and consummate the transactions contemplated hereby shall be delivered to Newco and shall be in form and substance reasonably satisfactory to Newco and its counsel.

          (e)  Litigation.  No order of any court or administrative agency shall
               ----------
be in effect which enjoins or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Authority challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

          (f)  Incumbency Certificate.  Satellink shall have delivered to Newco
               ----------------------
an incumbency certificate dated the Closing Date certifying the incumbency of all officers of the Manager of Satellink who have executed this Agreement or any of the other agreements, documents or instruments required to be delivered hereunder. This certificate shall contain specimens of the signatures of each of such officers and shall be executed by officers of the Manager of Satellink other than an officer whose incumbency or authority is certified.

          (g)  Certificate of Good Standing.  Satellink shall have delivered to
               -----------------------------
Newco a certificate of the Secretary of State of Georgia, dated not more than 10 days before the Closing Date, stating that Satellink is a limited liability company in good standing under the laws of the State of Georgia.

          (h)  Certified Copies of Resolutions.  Satellink shall have delivered
               -------------------------------
to Newco copies, certified by the duly qualified and acting Secretary or Assistant Secretary of Satellink, of resolutions adopted by the Manager of Satellink approving this Agreement and the consummation of the transactions contemplated hereby.


                                   ARTICLE 6
                                  TERMINATION

     6.1  WHEN AGREEMENT MAY BE TERMINATED.  This Agreement may be terminated
          --------------------------------
at any time prior to Closing:

          (a) By Satellink (i) at any time if any representation and warranty of Newco or Shareholder contained in Article 2 was incorrect in any material respect when made or becomes incorrect in any material respect at any time after the date hereof and prior to the Effective Time, or (ii) at any time if Newco fails to comply in any material respect with any provision of Article 4 binding upon it; or

          (b) By Newco and Shareholder: at any time if any representation and warranty of Satellink contained in Article 3 was incorrect in any material respect when made or becomes incorrect in any material respect at any time after the date hereof and prior to the Effective Time; or.

          (c)  By mutual consent of Newco, Shareholder and Satellink; or

          (d) by either Satellink, on the one hand, or Newco or Shareholder, on the other hand, at any time after July 31, 1998 if the FCC's Consent to the transfer of the FCC Licenses has not been obtained by that date, so long as the Party or Parties terminating this Agreement pursuant to this Section 6(d) shall not have breached in any material respect any representation or warranty made by it hereunder and such breach is continuing at the time of such termiantion and so long as such Party or Parties have complied with and performed in all material respects all of its obligations, to be performed and complied with hereunder to and through the date of such termination.

     6.2  EFFECT OF TERMINATION.  In the event of termination of this Agreement
          ---------------------
by either Satellink, on the one hand, or Newco, on the other, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of any party or any party's officers or directors, except for liabilities arising from a breach of this Agreement prior to such termination, liabilities set forth in Section 6.3 below and Section
8.18. The provisions of Section 6.3, together with the provisions of Section
8.18 shall survive for a period of one year following the termination of this Agreement and shall not be extinguished thereby.

     6.3  PAYMENT OF EXPENSES ON TERMINATION.
          ----------------------------------

          (a) If this Agreement is terminated by Satellink pursuant to Section 6.1(a), Newco and Shareholder, jointly and severally, shall pay and reimburse Satellink for all expenses Satellink incurred prior to such termination in connection with the preparation of this Agreement and the transactions contemplated hereby, provided however, that Newco and Shareholder shall not be obligated to reimburse Satellink for any expenses in excess of $10,000. If this Agreement is terminated by Newco and Shareholder pursuant to Section 6.01(b), Satellink shall pay and reimburse Newco for all expenses Newco and Shareholder incurred prior to such termination in connection with the preparation of this Agreement and the transactions contemplated hereby, provided however, that Satellink shall not be obligated to reimburse Newco and Shareholder for any expenses in excess of an aggregate for both Newco and Shareholder of $10,000. If this Agreement is terminated by Satellink and Newco pursuant to Section 6.1(c) or by any Party pursuant to Section 6.1(d), each party shall bear its own expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

          (b) In order to be entitled to any reimbursement of expenses pursuant to Section 6.3(a), the terminating party shall give the breaching party ten (10) day's written notice of its intent to terminate this Agreement. If prior to the expiration of such ten (10) day period (the "Notice Period"), the breaching party gives the terminating party written notice of its intent to cure, the breaching party shall have seven (7) days from the expiration of the Notice Period to cure such breach, if cure is possible. Upon the expiration of such seven (7) days or the failure of the breaching party to cure, the terminating party shall be entitled to reimbursement of expenses in accordance with Section 6.3(a).

                                   ARTICLE 7
                                INDEMNIFICATION

     7.1  DEFINITIONS
          -----------

   For the purposes of this Article:

          (a)  "BUYER INDEMNITEES" shall mean Satellink and its agents,
                -----------------
representatives, employees, officers, directors, shareholders, controlling persons and Affiliates.

          (b)  "BUYER INDEMNITOR" shall mean Shareholder.
                ----------------

          (c)  "INDEMNIFICATION CLAIM" shall mean a claim for indemnification
                ---------------------
hereunder.

          (d)  "INDEMNITEE" shall mean Buyer Indemnitee or Seller Indemnitee, as
                ----------
appropriate.

          (e)  "INDEMNITOR" shall mean Buyer Indemnitor or Seller Indemnitor, as
                ----------
appropriate.

          (f)  "LOSSES" shall mean any and all demands, claims, actions or
                ------
causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

          (g)  "SELLER INDEMNITEE" shall mean Shareholder.
                -----------------

          (h)  "SELLER INDEMNITOR" shall mean Satellink.
                -----------------

          (i)  "THIRD PARTY CLAIM" shall mean any claim, suit or proceeding
                -----------------
(including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     7.2  AGREEMENT OF BUYER INDEMNITOR TO INDEMNIFY
          ------------------------------------------

          (a) Subject to the terms and conditions of this Article, Buyer Indemnitor agrees, to indemnify, defend, and hold harmless Buyer Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Buyer Indemnitee and resulting from, based upon, or arising out of:

               (i) the inaccuracy, untruth, or incompleteness of any material representation or warranty of Buyer Indemnitor contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Buyer Indemnitor or Newco in connection herewith, provided however, that for purposes of this Article 7 any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a Material Adverse Effect, and any limitation of such representations and warranties as being "to the Knowledge of," "known to" or words of similar effect, shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof; or

               (ii) a breach of or failure to perform any material covenant or agreement of Buyer Indemnitor made in this Agreement.

     7.3  AGREEMENT OF SELLER INDEMNITOR TO INDEMNIFY
          -------------------------------------------

          (a) Subject to the terms and conditions of this Article, Seller Indemnitor agrees, to indemnify, defend, and hold harmless Seller Indemnitees, and each of them, from, against, for, and in respect of any and all Losses asserted against, or paid, suffered or incurred by, a Seller Indemnitee and resulting from, based upon, or arising out of:

               (i) the inaccuracy, untruth, or incompleteness of any material representation or warranty of Seller Indemnitor contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by Seller Indemnitor in connection herewith, provided however, that for purposes of this
Article 7, any qualification of such representations and warranties by reference to the materiality of matters stated therein or as to matters having or not having a Material Adverse Effect, and any limitation of such representations and warranties as being "to the Knowledge of," "known to" or words of similar effect, shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof;

               (ii) a breach of or failure to perform any material covenant or agreement of Seller Indemnitor made in this Agreement; or

               (iii) the Restructure Tax.

     7.4  PROCEDURES FOR INDEMNIFICATION.
          -------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to Indemnitor requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in SECTION 7.4 hereof shall be observed by Indemnitee and Indemnitor.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by Indemnitor, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by Indemnitor and the dispute is not resolved by Indemnitee and Indemnitor within fifteen (15) days from the date Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 8.14 of this Agreement.

          (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between Indemnitor and Indemnitee or by an arbitration award or by any other final adjudication, Indemnitor shall pay the amount of such Indemnification Claim in accordance with the instructions of the Indemnitee within ten (10) days of the date such amount is determined.

     7.5  THIRD PARTY CLAIMS.  The obligations and liabilities of the parties
          ------------------
hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

          (a) Indemnitee shall give Indemnitor written notice of a Third Party Claim promptly after receipt by Indemnitee of notice thereof, and Indemnitor may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to Indemnitee. The failure of Indemnitee to notify Indemnitor of such claim shall not relieve Indemnitor of any liability that it may have with respect to such claim except to the extent Indemnitor demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by Indemnitor shall be an acknowledgment of the obligation of Indemnitors to indemnify Indemnitee with respect to such claim hereunder. If Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, Indemnitor fails or refuses to undertake the defense of such Third Party Claim within ten
(10) days after written notice of such claim has been given to Indemnitor by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 7.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) If, in the reasonable opinion of Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of Indemnitee), Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by Indemnitor, and the costs and expenses of Indemnitee in connection therewith shall be included as part of the indemnification obligations of Indemnitor hereunder, provided however, that Indemnitor shall not compromise or settle any such Third Party Claim without the prior written consent of Indemnitee, which consent will not be unreasonably withheld.. If Indemnitee shall elect to exercise such right, Indemnitors shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (c) No settlement of a Third Party Claim involving the asserted liability of Indemnitors under this Article shall be made without the prior written consent by or on behalf of Indemnitor, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $50,000.00 or less where Indemnitor has not responded within ten
(10) business days of notice of a proposed settlement. If Indemnitor assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by Indemnitor without Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against Indemnitee (ii) the sole relief provided is monetary damages that are paid in full by Indemnitor and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to Indemnitee of a release, in form and substance satisfactory to Indemnitee, from all liability in respect of such Third Party Claim, and

(b) Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

          (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

     7.6  INDEMNIFICATION EXCLUSIVE REMEDY.  The indemnification provisions in
          --------------------------------
this Article 7 shall be the exclusive remedy as between Satellink and Shareholder for any breach of the representations and warranties contained herein or related hereto, but such provisions shall not be the exclusive remedy for a failure of a party to timely perform any agreement or undertaking of such party set forth herein (other than representations and warranties), and any party damaged by such failure of performance shall have such rights and remedies with respect to such failure of performance as are provided by law or in equity.

     7.7  TIME LIMITATIONS.
          ----------------

          Buyer Indemnitor shall have no liability under clause (a)(i) of
Section 7.2 with respect to: (a) the breach of any representation or warranty, other than those set forth in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.9, 2.10(a),
2.12 and 2.14 hereof, unless on or before five (5) years after the Closing Date Buyer Indemnitor is given notice asserting an Indemnification Claim with respect thereto; (b) the breach of the representations and warranties of Buyer Indemnitor contained in Section 2.9 hereof, unless notice asserting an Indemnification Claim based thereon is given to Buyer Indemnitor prior to the expiration of the period of time when deficiencies may be assessed against Newco with respect to any tax period ended on or prior to the Effective Time; and (c) the breach of the representations and warranties of Buyer Indemnitor contained in Section 2.15 unless on or before seven (7) years after the Closing Date Buyer Indemnitor is given notice asserting an Indemnification Claim with respect thereto. An Indemnification Claim based upon a breach of the representations and warranties set forth in Sections 2.2, 2.3, 2.4, 2.5, 2.10(a) or 2.12 or based upon the failure of any Buyer Indemnitor to perform the covenants and agreements to be performed by them hereunder may be made at any time.

     7.8  LIMITATIONS AS TO AMOUNT.   Notwithstanding anything to the contrary
          ------------------------
in this Agreement, Indemnitor shall be obligated to indemnify Indemnitee only with respect to Losses actually paid, suffered or incurred, if any only to the extent that the aggregate amount of such Losses exceeds the Threshold Amount (as hereinafter defined) up to a maximum aggregate amount equal to the Purchase Price, provided, however, the limitations set forth in this Section 7.9 shall not be applicable to the obligation of Seller Indemnitor to indemnify Seller Indemnitee as provided in Section 7.3(a)(iii) above.

     7.9  SUBROGATION.  Upon payment in full of any Indemnification Claim,
          -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, Indemnitors shall be subrogated to the extent of such payment to the rights of Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

     7.10 SATELLINK'S RIGHT OF SET-OFF.  Notwithstanding anything to the
          -----------------------------
contrary herein contained, Satellink shall have the right to set-off against and deduct from the Note (a) any amount which Indemnitor becomes obligated (whether by agreement between one or more of the Indemnitor and Satellink or by arbitration award) to pay to Satellink hereunder, and (b) any other amounts which may be payable by the Indemnitor to Satellink under this Agreement or by virtue of the transactions provided for herein. Satellink's right of set-off shall be superior to any right of Indemnitor to request or direct payment of any part or all of the Note to or for the account of Indemnitor. Prior to exercising the aforementioned right of set-off, Satellink shall give Indemnitor ten (10) days written notice of its intent to exercise such right. If within ten (10) days of receiving such notice, Indemnitor objects in writing to Satellink's exercise of its right of set-off, then Satellink shall set aside and hold the disputed amount free of any obligation to pay over the disputed amount to or at the direction of Indemnitor, and Satellink's asserted right of set-off will be submitted to arbitration pursuant to Section 8.14 hereof. Notwithstanding anything to the contrary in this Agreement, all amounts set aside and held pending the resolution of arbitration shall remain set aside and held until the final resolution of such arbitration pursuant to Section 8.14 hereof. If at the time for payment of the Note, an Indemnification Claim has been asserted by Satellink but the Indemnitor obligation with respect thereto has not been finally determined or agreed upon, Satellink may withhold payment of such portion of the Note as shall be sufficient to pay and reimburse Satellink for all Losses upon which the Indemnification Claim is based and shall not be required to pay such withheld amount over to Indemnitor until ten (10) days following the final determination or agreement that the Indemnitors are not obligated to Indemnitees with respect to such Indemnification Claim or if obligated the Indemnitor have paid and satisfied such Indemnification Claim in full.

     7.11 TAXES AND INSURANCE.  Indemnitor and Indemnitees shall make
          -------------------
appropriate adjustments for tax benefits, insurance coverage and payments from third parties in determining Losses for purposes of this Article 7. All indemnification payments under this Article 7 shall be deemed adjustments to the Purchase Price.

                                   ARTICLE 8
                                 MISCELLANEOUS
                                 -------------

     8.1  DEFINITIONS.
          -----------

          (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

           "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

           "AGREEMENT" shall mean this Stock Purchase Agreement, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

           "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

           "BOARD" shall mean the Board of Directors of Newco.

           "CLOSING DATE" shall mean the date on which the Closing occurs.

           "CONFIDENTIAL INFORMATION" shall mean any confidential or proprietary information about Shareholder or Newco; provided that it does not include information which Satellink can demonstrate: (i) is or becomes generally available to or known by the public other than as a result of improper disclosure by Satellink; (ii) is obtained by Satellink from a source other than Newco, provided that such source was not bound by a duty of confidentiality to Newco with respect to such information; or (iii) Satellink independently develops, without recourse to the Confidential Information.

           "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

           "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

           "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
   (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit..

           "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

           "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "EXHIBITS" A and B inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

           "FCC" shall mean the Federal Communications Commission.

           "FCC LICENSE" means all of the right, title and interest of Newco and/or Shareholder in and to the licenses, permits, certificates, and governmental authorizations of Newco and/or Shareholder related to the operation of a radio station, including without limitation, FCC licenses for call signs WPLS710, WNVG895, WPLR493, WPFK860, WPEW921, WPIV669, WPKY249, WPDW222, WPBK913, WPGX829, WPKI269, WNMX586, WPFM424, WNRL353, WT5252255
   together with any applications and temporary authorizations for FCC licenses.

           "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

           "GLLCA" shall mean the Georgia Limited Liability Company Act.

           "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or other governmental or public agency, instrumentality, commission, authority, board or body.

           "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

           "NEWCO COMMON STOCK" shall mean the no par value common stock of Newco.

           "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

           "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person.

           "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

           "LBCL" shall mean the Louisiana Business Corporation Law.

           "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

           "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

           "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint plaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

           "MANAGEMENT AGREEMENT" shall mean the Management Agreement, dated May ___, 1998, between Newco and Satellink.

           "MATERIAL ADVERSE EFFECT" means a material adverse effect to the property, business, operations, prospects or financial condition of Newco or Satellink.

           "NOTE" shall mean that certain promissory note of Satellink issued and delivered to Shareholder pursuant to the Stock Purchase Agreement

           "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

           "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

           "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

           "PARTY" shall mean either Newco, Shareholder or Satellink, and "PARTIES" shall mean Newco, Shareholder and Satellink.

           "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

           "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

           "REGULATORY AUTHORITIES" shall mean, collectively, the FCC, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

           "RESELLER AGREEMENT" shall mean the Reseller Agreement, dated May ___, 1998 between Newco and Satellink.

           "RESTRUCTURE TAX" shall mean that amount by which (a) the aggregate of all federal, state or local income tax payable by Shareholder as a result of the taxation at ordinary income tax rates of any gain recognized on the transfer of the Assets by Hyde's Stay in Touch, Inc. to Newco exceeds (b) the aggregate of all federal, state and local income tax that would be payable by Shareholder if such gain had been taxed at applicable capital gains rates.

           "SATELLINK ENTITIES" shall mean, collectively, Satellink and Satellink Communications, Inc..

           "SHAREHOLDER'S CLOSING DOCUMENTS" shall mean all certificates to be delivered by Shareholder pursuant to Section 5.1(a).

           "STOCK PURCHASE AGREEMENT" shall mean the Stock Purchase Agreement, dated as of April 9, 1998, between and among the Parties, as amended by the First Amendment to Stock Purchase Agreement, dated of even date herewith, between and among the Parties.

           "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

           "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

           "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

           "THRESHOLD AMOUNT" shall mean $50,000 less the amount of any Loss, as defined in the Stock Purchase Agreement, that is not subject to indemnification as provided in Article VII of the Stock Purchase Agreement by reason of Section 7.8 of the Stock Purchase Agreement.

           (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       Acquisition Proposal                                     Section 4.5
       Buyer Indemnitee                                         Section 7.1
       Buyer Indemnitor                                         Section 7.1
       Closing                                                  Section 1.2
       Newco Benefit Plans                                      Section 2.15
       Indemnitee                                               Section 7.1
       Indemnitor                                               Section 7.1
       Indemnification Claim                                    Section 7.1
       Losses                                                   Section 7.1
       Notice Period                                            Section 6.3
       Purchase Price                                           Section 1.1
       Seller Indemnitee                                        Section 7.1
       Seller Indemnitor                                        Section 7.1
       Stock Purchase                                           Section 1.1
       Third Party Claim                                        Section 7.1

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     8.2  NATURE AND SURVIVAL OF REPRESENTATIONS.  The representations,
          --------------------------------------
warranties, covenants and agreements contained in this Agreement shall survive the Closing until that date which is five (5) years after the Closing Date, except that: (i) the representations and warranties contained in Section 2.9 shall survive the Closing until the expiration of the period of time when deficiencies may be assessed against Newco with respect to any tax period ended on or prior to the Effective Time; (ii) the representations and warranties contained in Section 2.14 shall survive the Closing until the seventh anniversary of the Closing Date; and (iii) the representations and warranties contained in Sections 2.2, 2.3, 2.4, 2.5, 2.10(a) and 2.12 shall survive indefinitely. Satellink acknowledges that it has been afforded the opportunity to perform such investigation of Newco as it deems necessary or appropriate; however, no investigation by Satellink will diminish or obviate any of the representations, warranties, covenants or agreements or Satellink's right to rely upon such representations, warranties, covenants and agreements.

       8.3  AMENDMENT. This Agreement may not be amended or modified without the
            ---------
prior written consent of all parties.

       8.4  WAIVER.  Failure to insist upon strict compliance with any of the
            ------
terms or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

       8.5  GOVERNING LAW. Notwithstanding the place where this Agreement may be
            -------------
executed by any of the Parties, the Parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Louisiana without regard for its conflict of laws doctrine.

       8.6  NOTICES.  Any notice or other communication to be given hereunder
            -------
shall be in writing and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by first-class mail or overnight express mail, or (iv) delivered in person, at the address set forth below, or such other address as a party may provide to the other in accordance with the procedure for notices set forth in this Section:

          If to Satellink:

          Satellink Paging LLC
          1325 Northmeadow Parkway
          Suite 120
          Roswell, Georgia  30076
          Attention:  Mr. Jerry W. Mayfield
          Telephone:  (770) 625-2599
          Telecopy:   (770) 625-2651

          with a copy (which shall not constitute notice) to:

          Alston & Bird llp
          One Atlantic Center
          1201 W. Peachtree Street
          Atlanta, Georgia  30309
          Attention:  Sidney J. Nurkin, Esq.
          Telephone: (404) 881-7000
          Telecopy:  (404) 881-7777

          If to Newco:

          Hyde's Newco Corporation, Inc.
          5709 Shoreline

          Shreveport, Louisiana 71119
          Attn:  Mr. R. Daniel Hyde, Jr.
          Telephone:  (318) 425-2255
          Telecopy:   (318) 869-4552

          with a copy (which shall not constitute notice) to:

          Greer & Frazier
          Post Office Box 404
          Shreveport, Louisiana 71162-0404
          Attn:  John M. Frazier, Esq.
          Telephone:  (318) 222-0202
          Telecopy:   (318) 226-1364

          If to Shareholder:

          Mr. R. Daniel Hyde, Jr.
          5709 Shoreline
          Shreveport, Louisiana 71119
          Telephone:  (318) 631-6324
          Telecopy:   ________________

          with a copy (which shall not constitute notice) to:

          Greer & Frazier
          Post Office Box 404
          Shreveport, Louisiana 71162-0404
          Attn:  John M. Frazier, Esq.
          Telephone:  (318) 222-0202
          Telecopy:   (318) 226-1364

       8.7  INVALID PROVISION.  If any provision of this Agreement shall be
            -----------------
determined to be invalid or unenforceable, this Agreement shall be deemed amended to delete such provision and the remainder of this Agreement shall be enforceable by its terms.

       8.8  ASSIGNMENT.  This Agreement may not be assigned or delegated by any
            ----------
party without the prior written consent of all other parties, which consent shall not be unreasonably withheld or delayed. In the event of assignment of this Agreement the original parties shall remain bound to the obligations, terms, conditions and provisions of this Agreement.

       8.9  BINDING EFFECT.  This Agreement shall be binding upon and inure to
            --------------
the benefit of the Parties and their respective permitted successors and assigns.

       8.10  FURTHER ASSURANCES.  Each Party agrees to execute and deliver all
             ------------------
such further instruments and do all such further acts as may be reasonably necessary or appropriate to effectuate this Agreement.

       8.11  HEADINGS.  Headings and captions contained in this Agreement are
             --------
inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

       8.12  PERSON AND GENDER.  The masculine gender shall include the feminine
             -----------------
and neuter genders and the singular shall include the plural.

       8.13  ENTIRE AGREEMENT.  This Agreement, together with its Schedules and
             ----------------
Exhibits, and the Letter of Intent and confidentiality agreement referenced therein, constitute the entire agreement of the parties with respect to matters set forth in this Agreement and the Letter of Intent, and supersede any prior understanding or agreement, oral or written, with respect to such matters. To the extent that the provisions of this Agreement and the Letter of Intent may be inconsistent, the provisions of this Agreement shall control.

       8.14  ARBITRATION.  The parties agree that any dispute between or among
             -----------
them arising out of or based upon this Agreement, or the consummation of the transactions provided for herein shall be submitted to and resolved by arbitration in Shreveport, Louisiana in accordance with the rules and procedures of the American Arbitration Association, and the decision of a single arbitrator in such dispute shall be final and binding on the parties to such arbitration proceeding. Except as the arbitrator may otherwise award or assess the expenses of any such proceeding, each party shall bear its own costs and expenses, including the expense of its counsel, in any such arbitration proceeding. The arbitrator shall be appointed by agreement of the parties. If there is no agreement upon a single arbitrator within fifteen (15) days after the submission of the dispute for arbitration, the arbitrator shall be selected by the following procedure: Satellink shall appoint one (1) arbitrator and Shareholder shall appoint one (1) arbitrator and the two appointed arbitrators shall select a mutually agreeable third arbitrator, which arbitrator shall arbitrate the dispute in accordance with this Section 8.14. If either of the two arbitrators is not so appointed or if the two arbitrators refuse or fail to appoint the third arbitrator within 30 days after the expiration of the aforementioned 15 day period, either party may request the American Arbitration Association to make the appointment in default in accordance with its rules then obtaining and the parties shall abide by any appointment so made.

       8.15  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any
             -------------------------
number of counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

       8.16  INTERPRETATIONS.  Neither this Agreement nor any uncertainty or
             ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

       IN WITNESS WHEREOF, Shareholder has executed this Agreement under seal and each of the other Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                              SATELLINK PAGING, LLC

                              By:  SATELLINK COMMUNICATIONS, INC.,
                                   its Manager

                              By: /s/ Jerry W. Mayfield
                                  ------------------------------
                                   Jerry W. Mayfield
                                   President


                              9077 BROADCASTING, INC.



                              By: /s/ R. Daniel Hyde, Jr.
                                  ------------------------------
                                   R. Daniel Hyde, Jr.
                                   President


                              THE SHAREHOLDER:


                              /s/ R. Daniel Hyde, Jr. (SEAL)
                              -----------------------
                              R. Daniel Hyde, Jr.

                               LIST OF EXHIBITS
                               ----------------


     EXHIBIT        DESCRIPTION
     --------       -----------


     A.             Form of Newco' Legal Opinion.

     B.             Form of Satellink's Legal Opinion.

                                     -iii-